Exhibit 21.1

SUBSIDIARIES OF D.R. HORTON, INC.
As of September 30, 2012

NAME	STATE OF INCORPORATION OR ORGANIZATION	DOING BUSINESS AS

Austin Data, Inc.	Texas
BP456, Inc.	Delaware
C. Richard Dobson Builders, Inc.	Virginia	Dobson Builders
Cane Island, LLC	Delaware
CH Funding, LLC	Delaware
CH Investments of Texas, Inc.	Delaware
CHI Construction Company	Arizona
CHM Partners, L.P.	Texas
CHTEX of Texas, Inc.	Delaware
The Club at Pradera, Inc.	Delaware
Continental Homes, Inc.	Delaware	Astanté Luxury Communities, Astanté Luxury Homes, D.R. Horton - Continental Series, D.R. Horton - Astanté Series, Homestead by D.R. Horton - Continental Series, Traditions, Traditions - D.R. Horton
Continental Homes of Texas, L.P.	Texas	Continental Homes, D.R. Horton America's Builder, D.R. Horton Homes, Emerald Homes, Milburn Homes, Sam Houston Homes
Continental Residential, Inc.	California	Continental Homes, D.R. Horton America's Builder, Horton Continental
Continental Traditions, LLC	Arizona	Continental Homes
Custom Title, LLC	Maryland
Cypress Road, L.P.	California
Desert Ridge Phase I Partners	Arizona
DHI Insurance, Inc.	Vermont
DHI Mortgage Company	Colorado	CH Mortgage Company
DHI Mortgage Company GP, Inc.	Delaware
DHI Mortgage Company LP, Inc.	Delaware

NAME	STATE OF INCORPORATION OR ORGANIZATION	DOING BUSINESS AS

DHI Mortgage Company, Ltd.	Texas
CH Mortgage I, Ltd., CH Mortgage Company I, Ltd., CH Mortgage Company I, Ltd., L.P., CH Mortgage Company I, Ltd., Limited Partnership, CH Mortgage Company I, Limited Partnership, DHI Mortgage Company, Ltd. L.P., DHI Mortgage Company Ltd., Limited Partnership, DHI Mortgage Limited Partnership, Emerald Funding

DHI Ranch, Ltd.	Texas
DHI Title GP, Inc.	Texas
DHI Title LP, Inc.	Delaware
DHI Title of Arizona, Inc.	Arizona	DHI Title Agency
DHI Title of Florida, Inc.	Florida
DHI Title of Minnesota, Inc.	Delaware	DHI Title of Hawaii, DHI Title of Louisiana
DHI Title of Nevada, Inc.	Delaware
DHI Title of Texas, Ltd.	Texas	Emerald Homes
D.R. Horton - Emerald, Ltd.	Texas	Continental Homes, Dietz-Crane Homes, D.R. Horton America's Builder, D.R. Horton Homes, Emerald Homes, Emerald Builders, Emerald Homes
D.R. Horton - Schuler Homes, LLC	Delaware
Awakea at Mehana, D.R. Horton, D.R. Horton, Schuler Division, D.R. Horton-Schuler Division, Halemalu at Puhi, Highpointe, Highpointe at Makakilo, Holo'llina at Kohea Loa, Homesave by DR Horton, Honouliuli Town, Ho'olilina at Kohea Loa, Ho'oluana at Kohea Loa, Ho'onanea at Lahaina, Ho'opili at Kapolei, Ho'opili Oahu, Ho'opili Town, Ironwoods at Kailua, Ka Malanai, Kahiwelo at Makakilo, Kai Nani at Makakilo, Kalamaku'u, Kapolei Knolls, Keiki Country, Kohea Loa, Kopa'a at Kohea Loa, Kuamo'o at Kohea Loa, Kukuna at Mehana, Kumupa'a at the Kohea Loa, La Hiki at Mehana, La'e La'e at Luala'i, Le'olani at Hawaii Kai, Luala'i at Parker Ranch, Luna Loa at Waikoloa, Makalae at Sea Country, Maluhia at Luala'i, Manawa at Mehana, Manawale'a at Kohea Loa, Mehana at Kapolei, Na Hoku at Maui Lani, Nanala at Mehana, Nanea at Luala'i, Nanea Kai at Hawaii Kai, Nohokai at Sea Country, Oasis at Maui Lani, Opukea at Lahaina, Pualani Estates at Kona, Pulewa at Mehana, Sea Country, Sea Country Club, Seascape at Makakilo, Starsedge, The Cottages at Kulamalu, The Legends at Maui Lani, The Shops at Sea Country, Town Walk Residences in Kailua, University Place at Kapolei, University Village at Kapolei, Wai'olu at Luala'i, Water Colors at Makakilo, Windsong at Makakilo

NAME	STATE OF INCORPORATION OR ORGANIZATION	DOING BUSINESS AS

D.R. Horton - Texas, Ltd.	Texas	Continental Homes, D.R. Horton - Texas, Ltd. LP, D.R. Horton America's Builder, D.R. Horton Homes
D.R. Horton, Inc. - Birmingham	Alabama
D.R. Horton, Inc. -Chicago	Delaware
D.R. Horton, Inc. - Denver	Delaware	Trimark Communities, D.R. Horton - Trimark Series
D.R. Horton, Inc. - Dietz-Crane	Delaware
D.R. Horton, Inc. - Fresno	Delaware	D.R. Horton America's Builder
D.R. Horton, Inc. - Greensboro	Delaware
D.R. Horton, Inc. - Gulf Coast	Delaware
D.R. Horton, Inc. - Huntsville	Delaware
D.R. Horton, Inc. - Jacksonville	Delaware	Continental Homes, Continental Homes - Jacksonville, DRH Designs, Emerald Homes
D.R. Horton, Inc. - Louisville	Delaware
D.R. Horton, Inc. - Minnesota	Delaware
D.R. Horton, Inc. - New Jersey	Delaware
D.R. Horton, Inc. - Portland	Delaware	D.R. Horton Custom Homes, D.R. Horton America's Builder,
D.R. Horton, Inc. - Sacramento	California	D.R. Horton America's Builder
D.R. Horton, Inc. - Torrey	Delaware	Torrey, Torrey Homes
D.R. Horton, Inc. - Foundation	Texas
D.R. Horton BAY, Inc.	Delaware	D.R. Horton America's Builder
D.R. Horton Commercial, Inc.	Delaware
D.R. Horton Cruces Construction, Inc.	Delaware
D.R. Horton Insurance Agency, Inc.	Texas
D.R. Horton LA North, Inc.	Delaware
D.R. Horton Life Insurance Agency, Inc.	Texas
D.R. Horton Los Angeles Holding Company, Inc.	California	D.R. Horton America's Builder, Seabridge Marina
D.R. Horton Management Company, Ltd.	Texas
D.R. Horton Materials, Inc.	Delaware
D.R. Horton Seabridge Marina, Inc.	Delaware
D.R. Horton Serenity Construction, LLC	Delaware
D.R. Horton VEN, Inc.	California	D.R. Horton America's Builder
DRH Cambridge Homes, Inc.	California	Cambridge Homes
DRH Cambridge Homes, LLC	Delaware

NAME	STATE OF INCORPORATION OR ORGANIZATION	DOING BUSINESS AS

DRH Capital Trust I	Delaware
DRH Capital Trust II	Delaware
DRH Capital Trust III	Delaware
DRH Colorado Realty, Inc.	Delaware
DRH Construction, Inc.	Delaware
DRH Energy, Inc.	Colorado
DRH FS Mortgage Reinsurance, Ltd.	Turks & Caicos
DRH Properties, Inc.	Arizona
DRH Realty Company, Inc.	California	CH Realty, C H Realty
DRH Regrem VII, LP	Texas
DRH Regrem XII, LP	Texas
DRH Regrem XIV, Inc.	Delaware
DRH Regrem XV, Inc.	Delaware
DRH Regrem XVI, Inc.	Delaware
DRH Regrem XVII, Inc.	Delaware
DRH Regrem XVIII, Inc.	Delaware
DRH Regrem XIX, Inc.	Delaware
DRH Regrem XX, Inc.	Delaware
DRH Regrem XXI, Inc.	Delaware
DRH Regrem XXII, Inc.	Delaware
DRH Regrem XXIII, Inc.	Delaware
DRH Regrem XXIV, Inc.	Delaware
DRH Regrem XXV, Inc.	Delaware
DRH Regrem XXVI, LLC	Delaware
DRH Regrem XXVII, LLC	Delaware
DRH Regrem XXVIII, LLC	Delaware
DRH Regrem XIX, LLC	Delaware
DRH Regrem XXX, LLC	Delaware
DRH Southwest Construction, Inc.	California
DRH Tucson Construction, Inc.	Delaware
DRHI, Inc.	Delaware
Emerald Creek No. 4, L.P.	Texas
Encore II, Inc.	Arizona

NAME	STATE OF INCORPORATION OR ORGANIZATION	DOING BUSINESS AS

Encore Venture Partners, L.P.	Delaware
Encore Venture Partners II (California), L.P.	Delaware
Encore Venture Partners II (Texas), L.P.	Delaware
Georgetown Data, Inc.	Texas
Germann & McQueen, L.L.C.	Arizona
GP-Encore, Inc.	Arizona
Grande Realty Incorporated	New Jersey	D.R. Horton Realty, Inc.
Grand Title Agency, LLC	New Jersey
Greywes, LLC	California	D.R. Horton America's Builder
HPH Homebuilders 1995 L.P.	California	D.R. Horton America's Builder
HPH Homebuilders 1996 L.P.	California	D.R. Horton America's Builder
HPH Homebuilders 2000 L.P.	California	D.R. Horton America's Builder
Hadian, LLC	Delaware
Haskell Canyon Partners, L.P.	California
Haskell Canyon Partners II, L.P.	California
Iao Partners	Hawaii
Kaomalo LLC	Hawaii
KDB Homes, Inc.	Delaware	Continental Homes, Continental Welcome Home, D.R. Horton - Continental Series, D.R. Horton America's Builder
Livermore Homebuilders L.P.	California	D.R. Horton America's Builder
McQueen & Willis, LLC	Arizona
Meadows I, Ltd.	Delaware
Meadows II, Ltd.	Delaware
Meadows VIII, Ltd.	Delaware
Meadows IX, Inc.	New Jersey
Meadows X, Inc.	New Jersey
Melmort Co.	Colorado
Melody Homes, Inc.	Delaware	D.R. Horton - Melody Series, D. Jensen Homes, Inc., D.R. Horton America's Builder
Metro Star Canyon, LLC	Colorado
Metro Title, LLC	Virginia
Oakley-Avalon L.P.	California
Rielly Carlsbad LLC	Delaware

NAME	STATE OF INCORPORATION OR ORGANIZATION	DOING BUSINESS AS

Rielly Homes Madison, LLC	Delaware
Schuler Homes of Arizona LLC	Delaware	Continental Homes, D.R. Horton - Astanté Series, D.R. Horton - Continental Series, D.R. Horton - Schuler Series
Schuler Homes of California, Inc.	California
Schuler Homes of Oregon, Inc.	Oregon
Schuler Homes of Washington, Inc.	Washington	Keys & Schuler Homes, Schuler Homes Northwest
Schuler Mortgage, Inc.	Delaware
Schuler Realty Hawaii, Inc.	Hawaii
SGS Communities at Grand Quay L.L.C	New Jersey
SHA Construction LLC	Delaware
SHLR of California, Inc.	California
SHLR of Colorado, Inc.	Colorado
SHLR of Nevada, Inc.	Nevada
SHLR of Utah, Inc.	Utah
SHLR of Washington, Inc.	Washington
SRHI LLC	Delaware
SSHI LLC	Delaware	DR Horton, D.R. Horton, DR Horton Custom Homes, D.R. Horton Custom Homes, Stafford Homes, Stafford Custom Homes
Surprise Village North, LLC	Arizona	Arizona Traditions
Travis County Title Company	Texas	DHI Title of Georgia, DHI Title of Central Texas
Venture Management of South Carolina, LLC	South Carolina
Vertical Construction Corporation	Delaware
Western Pacific Brea Development, LLC	Delaware
Western Pacific Funding, Inc.	California
Western Pacific Housing, Inc.	Delaware	D.R. Horton America's Builder, D.R. Horton Homes Western Pacific Housing San Diego Division
Western Pacific Housing, L. P.	California
Western Pacific Housing-Antigua, LLC	Delaware
Western Pacific Housing - Aviara, L.P.	California
Western Pacific Housing-Boardwalk, LLC	Delaware
Western Pacific Housing-Broadway, LLC	Delaware
Western Pacific Housing-Canyon Park, LLC	Delaware
Western Pacific Housing-Carmel, LLC	Delaware

NAME	STATE OF INCORPORATION OR ORGANIZATION	DOING BUSINESS AS

Western Pacific Housing-Carrillo, LLC	Delaware
Western Pacific Housing-Communications Hill, LLC	Delaware
Western Pacific Housing-Copper Canyon, LLC	Delaware
Western Pacific Housing - Coto Venture, L.P.	California
Western Pacific Housing-Creekside, LLC	Delaware
Western Pacific Housing - Culver City, L.P.	California
Western Pacific Housing-Del Valle, LLC	Delaware
Western Pacific Housing-Lomas Verdes, LLC	Delaware
Western Pacific Housing-Lost Hills Park, LLC	Delaware
Western Pacific Housing-Lyons Canyon Partners, LLC	Delaware
Western Pacific Housing Management, Inc.	California	D.R. Horton America's Builder
Western Pacific Housing-McGonigle Canyon, LLC	Delaware
Western Pacific Housing - Mountaingate, L.P.	California
Western Pacific Housing-Norco Estates, LLC	Delaware
Western Pacific Housing - Oso, L.P.	California
Western Pacific Housing-Pacific Park II, LLC	Delaware
Western Pacific Housing-Park Avenue East, LLC	Delaware
Western Pacific Housing-Park Avenue West, LLC	Delaware
Western Pacific Housing-Playa Vista, LLC	Delaware
Western Pacific Housing - Poinsettia, L.P.	California
Western Pacific Housing-River Ridge, LLC	Delaware
Western Pacific Housing-Robinhood Ridge, LLC	Delaware
Western Pacific Housing-Santa Fe, LLC	Delaware
Western Pacific Housing - Scripps, L.P.	California
Western Pacific Housing-Scripps II, LLC	Delaware
Western Pacific Housing - SDG, LLC	California
Western Pacific Housing - Seacove, L.P.	California
Western Pacific Housing-Studio 528, LLC	Delaware
Western Pacific Housing-Terra Bay Duets, LLC	Delaware
Western Pacific Housing-Torrance, LLC	Delaware
Western Pacific Housing-Torrey Commercial, LLC	Delaware
Western Pacific Housing-Torrey Meadows, LLC	Delaware
Western Pacific Housing-Torrey Multi-Family, LLC	Delaware

NAME	STATE OF INCORPORATION OR ORGANIZATION	DOING BUSINESS AS

Western Pacific Housing-Torrey Village Center, LLC	Delaware
Western Pacific Housing-Vineyard Terrace, LLC	Delaware
Western Pacific Housing - Westlake II, L.P.	California
Western Pacific Housing-Windemere, LLC	Delaware
Western Pacific Housing - Windflower, L.P.	California
WPH-Camino Ruiz, LLC	Delaware
WPH-Copper Canyon, LLC	Delaware
WPH-Copper Canyon II, LLC	Delaware
WPHD/Camarillo, LLC	California
WPHD/Ventura, LLC	California
WPH-Oxnard Coastal, LLC	Delaware
2 C Development Company LLC	California
91st Avenue & Happy Valley, L.L.C.	Arizona